Exhibit 99.1

Westar Energy announces 2nd quarter 2017 results.
TOPEKA, Kan., Aug. 8, 2017 - Westar Energy, Inc. (NYSE:WR) today announced earnings of $72 million, or $0.50 per share, for the second quarter 2017 compared with earnings of $72 million, or $0.51 per share, for the second quarter 2016. Earnings for the six months ended June 30, 2017 were $132 million, or $0.92 per share, compared with $138 million, or $0.97 per share, for the same period in 2016.

Lower earnings per share for the second quarter were driven by lower residential and commercial sales primarily due to milder weather this year compared to last year. The lower sales were partially offset by a decrease in merger-related expenses and lower employee benefit costs.

Lower earnings per share for the six months ended June 30, 2017 were also driven by the effect of mild weather this year when compared to last year resulting in lower residential and commercial sales. Also contributing to lower net income was a decrease in corporate-owned life insurance income. Partially offsetting lower sales was a decrease in merger-related expenses.

Conference Call and Additional Company Information

Westar Energy management will host a conference call Wednesday, Aug. 9 with the investment community at 10:00 a.m. ET (9:00 a.m. CT). Investors, media and the public may listen to the conference call by dialing (844) 646-4526, conference ID 59525914. A webcast of the live conference call will be available at www.WestarEnergy.com.

Members of the media are invited to listen to the conference call and then contact Gina
Penzig with any follow-up questions.

This earnings announcement, a package of detailed second-quarter financial information, the company's quarterly report on Form 10-Q for the period ended June 30, 2017 and other filings the company has made with the Securities and Exchange Commission are available on the company's website at www.WestarEnergy.com.

As Kansas’ largest electric utility, Westar Energy, Inc. (NYSE:WR) provides customers the safe, reliable electricity needed to power their businesses and homes. We have 7,800 MW of electric generation capacity that includes renewables and traditional power sources with half the electricity supplied to our more than 700,000 customers from emissions free sources:
nuclear, wind and solar, with a third coming from renewables. We are a leader in electric transmission in Kansas coordinating a network of lines and substations that supports one of the largest consolidations of wind energy in the nation. Our employees live, volunteer and work in the communities we serve.

For more information about Westar Energy, visit us on the Internet at http://www.WestarEnergy.com.

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Westar Energy announces 2nd quarter results

Forward-looking statements: Certain matters discussed in this news release are “forward-looking statements.” The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like “believe,” “anticipate,” “target,” “expect,” “pro forma,” “estimate,” “intend,” “guidance” or words of similar meaning. Forward-looking statements describe future plans, objectives, expectations or goals. Although Westar Energy believes that its expectations are based on reasonable assumptions, all forward-looking statements involve risk and uncertainty. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as (1) those discussed in the company's Annual Report on Form 10-K for the year ended Dec. 31, 2016 (a) under the heading, “Forward-Looking Statements,” (b) in ITEM 1. Business, (c) in ITEM 1A. Risk Factors, (d) in ITEM 7. Management's Discussion and Analysis of Financial Condition and Results of Operations, and (e) in ITEM 8. Financial Statements and Supplementary Data: Notes 3, 14 and 16; (2) those discussed in the company's Quarterly Reports on Form 10-Q filed on May 9, 2017 and Aug. 8, 2017, (a) under the heading "Forward-Looking Statements." (b) in ITEM 2. Management's Discussion and Analysis of Financial Condition and Results of Operations, (c) in Part I, Financial Information, ITEM 1. Financial Statements: Notes 3, 11, 12 (in the Form 10-Q filed on May 9, 2017), and 13 (in the Form 10-Q filed on Aug. 8, 2017), and (d) ITEM 1A. Risk Factors; and (3) other factors discussed in the company's filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date such statement was made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement was made.

Media Contact:
Gina Penzig
Media Relations Manager
Phone: 785-575-8089
Gina.Penzig@westarenergy.com
Media line: 888-613-0003

Investor Contact:
Cody VandeVelde
Director, Investor Relations
Phone: 785-575-8227
Cody.VandeVelde@westarenergy.com

WESTAR ENERGY NEWS RELEASE    Page 2 of 3

Westar Energy announces 2nd quarter results

Westar Energy, Inc.
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2017	2016	Change	% Change	2017	2016	Change	% Change
	(Dollars In Thousands, Except Per Share Amounts)
REVENUES:
Residential	$188,142	$202,838	$(14,696)	(7.2)	$364,310	$382,128	$(17,818)	(4.7)
Commercial	182,110	188,197	(6,087)	(3.2)	337,817	353,870	(16,053)	(4.5)
Industrial	107,990	108,004	(14)	—	206,506	208,702	(2,196)	(1.1)
Other retail	(10,092)	(16,502)	6,410	38.8	(22,440)	(30,884)	8,444	27.3
Total Retail Revenues	468,150	482,537	(14,387)	(3.0)	886,193	913,816	(27,623)	(3.0)
Wholesale	63,044	66,687	(3,643)	(5.5)	140,411	134,099	6,312	4.7
Transmission	70,152	66,620	3,532	5.3	139,593	130,535	9,058	6.9
Other	7,975	5,604	2,371	42.3	15,698	12,448	3,250	26.1
Total Revenues	609,321	621,448	(12,127)	(2.0)	1,181,895	1,190,898	(9,003)	(0.8)
OPERATING EXPENSES:
Fuel and purchased power	111,790	118,630	(6,840)	(5.8)	225,645	218,688	6,957	3.2
SPP network transmission costs	61,763	55,227	6,536	11.8	122,437	115,987	6,450	5.6
Operating and maintenance	87,158	85,619	1,539	1.8	168,356	163,377	4,979	3.0
Depreciation and amortization	94,029	84,226	9,803	11.6	182,655	167,866	14,789	8.8
Selling, general and administrative	57,579	75,724	(18,145)	(24.0)	116,735	132,179	(15,444)	(11.7)
Taxes other than income tax	41,890	48,407	(6,517)	(13.5)	84,606	97,375	(12,769)	(13.1)
Total Operating Expenses	454,209	467,833	(13,624)	(2.9)	900,434	895,472	4,962	0.6
INCOME FROM OPERATIONS	155,112	153,615	1,497	1.0	281,461	295,426	(13,965)	(4.7)
OTHER INCOME (EXPENSE):
Investment earnings	2,636	2,280	356	15.6	5,790	4,296	1,494	34.8
Other income	523	3,382	(2,859)	(84.5)	1,823	12,860	(11,037)	(85.8)
Other expense	(2,647)	(2,908)	261	9.0	(7,963)	(8,451)	488	5.8
Total Other Income (Expense)	512	2,754	(2,242)	(81.4)	(350)	8,705	(9,055)	(104.0)
Interest expense	43,679	39,683	3,996	10.1	84,774	80,114	4,660	5.8
INCOME BEFORE INCOME TAXES	111,945	116,686	(4,741)	(4.1)	196,337	224,017	(27,680)	(12.4)
Income tax expense	35,906	40,542	(4,636)	(11.4)	56,816	79,165	(22,349)	(28.2)
NET INCOME	76,039	76,144	(105)	(0.1)	139,521	144,852	(5,331)	(3.7)
Less: Net income attributable to noncontrolling interests	3,974	3,804	170	4.5	7,795	6,927	868	12.5
NET INCOME ATTRIBUTABLE TO WESTAR ENERGY, INC.	$72,065	$72,340	$(275)	(0.4)	$131,726	$137,925	$(6,199)	(4.5)
BASIC AND DILUTED EARNINGS PER AVERAGE COMMON SHARE OUTSTANDING ATTRIBUTABLE TO WESTAR ENERGY, INC. (See 10-Q Note 2):
Basic earnings per common share	$0.50	$0.51	$(0.01)	(2.0)	$0.92	$0.97	$(0.05)	(5.2)
Diluted earnings per common share	$0.50	$0.51	$(0.01)	(2.0)	$0.92	$0.97	$(0.05)	(5.2)
AVERAGE EQUIVALENT COMMON SHARES OUTSTANDING (in thousands):
Basic	142,466	142,034	432	0.3	142,451	142,013	438	0.3
Diluted	142,596	142,497	99	0.1	142,579	142,361	218	0.2
DIVIDENDS DECLARED PER COMMON SHARE	$0.40	$0.38	$0.02	5.3	$0.80	$0.76	$0.04	5.3
Effective income tax rate	32%	35%			29%	35%

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